Exhibit 99.1

Strictly Confidential Bitdeer Group A World-leading Tech Company for the Cryptocurrency Mining Community December 2021 December 2021

Strictly Confidential Disclaimer 2 This confidential presentation (this “presentation”) is being delivered to a limited number of parties for discussion purposes only. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of Blue Safari Group Acquisition Corp. (“Blue Safari”, or “BSGA”) or Bitdeer Technologies Holding Company (the “Company”) is prohibited. By accepting this presentation, each recipient agrees: (i) to maintain the confidentiality of all information that is contained in this presentation and not already in the public domain; and (ii) to use this presentation for information purposes only and not as the basis for any voting or investment decision with respect to Blue Safari or the Company. This presentation does not purport to contain all of the information that may be required to evaluate a possible voting or investment decision with respect to Blue Safari. The recipient agrees and acknowledges that this presentation is not intended to form the basis of any voting or investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by Blue Safari or the Company or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction between Blue Safari and the Company (the “Transaction”), and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. Blue Safari and the Company disclaim any duty to update the information contained in this presentation. Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Blue Safari’ expectations with respect to future performance and anticipated financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction and the timing of the completion of the Transaction. These forward- looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) the inability of Blue Safari to enter into a definitive agreement with respect to the Transaction or to complete the Transaction; (2) matters discovered by Blue Safari or the Company as they complete their respective due diligence investigations of each other; (3) the outcome of any legal proceedings that may be instituted against Blue Safari or the Company following announcement of the Transaction; (4) the risk that the announcement or consummation of the Transaction disrupts current plans and operations; (5) the inability to recognize the anticipated benefits of the Transaction; (6) costs related to the Transaction; (7) changes in the applicable laws or regulations, including but not limited to gaming laws and regulations; and (8) other risks and uncertainties indicated from time to time in Blue Safari’ filings with the SEC. Blue Safari and the Company caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Blue Safari nor the Company undertakes or accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Industry and Market Data In this presentation, the Company and Blue Safari rely on and refer to information and statistics regarding market participants in the sectors in which the Company competes and other industry data. We obtained this information and statistics from third-party sources, including reports by market research firms and filings of other companies in the same industry.

Strictly Confidential Disclaimer (continued) 3 Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but Blue Safari and the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. No Offer or Solicitation This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transaction. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Financial Information; Use of Projections Unless otherwise specified, the financial information and data contained in this presentation is unaudited, is based on draft statutory accounts, does not conform to Regulation S-X, and is subject to Public Company Accounting Oversight Board audit, with respect to yearly data, and subject to auditor review, with respect to quarterly data. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed with the SEC and the proxy statement/prospectus contained therein. You should review the Company’s audited financial statements, which will be included in the registration statement relating to the proposed Transaction. In addition, all of the Company’s historical financial information included herein is preliminary and subject to change. This presentation also contains certain financial forecasts of the Company. Neither the Company’s nor Blue Safari’s independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of the Company’s control. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Use of Non-IFRS Financial Measures This presentation includes non-IFRS financial measures. The Company and Blue Safari believe that these non-IFRS measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-IFRS measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with IFRS. Other companies may calculate these non-IFRS measures differently, and therefore such measures may not be directly comparable to similarly titled measures of other companies.

Strictly Confidential Transaction overview 4 Note: (1) 2022E proprietary hash rate is based on the management estimation. (2) Unit: $100mm/EH/s • Transaction implies a pro-forma enterprise value of ~$4.0 bn • EV/ Proprietary hash rate (2022E) = 3.05x (1) (2) • Bitdeer Technologies Holding Company to merge with Blue Safari Group Acquisition Corp. (Nasdaq: BSGA) , a public traded special acquisition company • Transaction expected to be completed in Q1 2022 • The combined company expected to be listed on Nasdaq • Existing Bitdeer shareholders rolling 100% of their equity Transaction Structure Valuation

Strictly Confidential The Bitdeer Group is a leader in the crypto-mining space Source: Frost & Sullivan research Note: (1) Adjusted EBITDA= profit(loss) for the periods + depreciation and amortization + income tax expense/(benefit) + interest expense/(income), net + share-based payment expenses under IFRS2. (2) As of Sep 30, 2021. (3) As % of total network hash rate used for cloud hash rate services as of September 30, 2021 Business Overview Growth Strategy 974MW Power supply by 2022 4.4EH/s Proprietary hash rate(2) 3.1% Share of network hash rate(2) Scale up hash rate Alternative protocols Diversify product lines Hash rate marketplace 36.5% Hash rate sharing market share (3) 5 Datacenters globally $49m 2020A adjusted EBITDA(1) $183m 1H2021 adjusted EBITDA(1) Largest proprietary hash rate owner Largest hash rate sharing service provider Innovative hosting service provider 1 1 5

Strictly Confidential Bitdeer's operations is at the core of the crypto-currency industry 6 Software services Hardware services Other services IC design Mining Hardware Manufacturing Base Protocol Source: Frost & Sullivan research Mining Site Construction and Mining O&M Hash Rate Sharing Mining Pool Operations Bitdeer's operations facilitate hash rate supply, which is essential to continuous development of the crypto-currency industry Hash Rate Supply Trading and Transaction Hardware Manufacturing

Strictly Confidential Blue Safari’s management team 7 Blue Safari is led by industry veterans with ample experience in the cryptocurrency industry and capital markets • Over forty years of experience in capital markets • Former Managing Partner at Polar Ventures, Executive Advisor to Mizuho Alternative Investments LLC, Head of Asia Capital Markets for Merrill Lynch • Over a decade of experience in investment, fintech, and entrepreneurship • Co-founder of a leading global blockchain and fintech investment and advisory firm Alex Yamashita Chairman CEO & CIO • Over a decade of experience in capital markets and technology consulting, with a focus on fintech and blockchain • Former Director of Japan and Asia Equity Sales of CLSA Mark Streeter Director • Experienced in management and capital market transactions • Former investment advisor of Everbright Overseas Infrastructure Investment Fund Naphat Sirimongkolkasem CFO & Director • Over twenty years of experience in investment and legal practice • Founder and partner at Wellington Legal, a full- service law firm Joseph Chow Director Alan Yamashita • Expert in blockchain and fintech sector • Co-founder of an NFT agency • Current director for a crypto fund Rolf Hoefer Director

Strictly Confidential Bitdeer’s visionary and experienced management team 8 Datacenter Team: strong expertise in mining data center construction, operation and maintenance; head of Data Center Team previously involved in 30+ mining locations across the world Sales & Marketing Team: extensive network in crypto-mining supply chain; accessible to available mining machine inventory Experienced Financing Team: consists of members experienced in ASIC miner manufacturing side, and over 20 years of experience in capital markets, audit and financial management, previously responsible for oversight of the accounting and financial affairs of a Nasdaq listed company Jihan Wu Founder/Chairman Matt Linghui Kong CEO •An early advocate of crypto-currency who introduced the Bitcoin Whitepaper into the Sinophone world •A pioneer and a serial entrepreneur in crypto-currency • Cofounded multiple leading companies serving the crypto economy • Leader in crypto-currency industry with deep industry knowledge and technology expertise • Previously worked at Baidu, Yahoo and Tencent • Over 15 years of R&D and project management experience

Strictly Confidential 183 44 41 33 25 24 21 11 (1) -60 -10 40 90 140 190 240 Hive Riot Marathon Core Scientific Argo Hut 8 Greenidge Cipher 215 0 130 71 58 53 44 38 27 0.0 50.0 100.0 150.0 200.0 250.0 300.0 Core Scientific Hive Riot Hut 8 Argo Marathon Greenidge Cipher Financial results outpacing other market players 9 Revenue 2021 H1 ($m) Adj. EBITDA (2) 2021 H1 ($m) Net Income 2021 H1 ($m) 114 28 27 12 9 5 3 (1) (26) -40.0 -20.0 0.0 20.0 40.0 60.0 80.0 100.0 120.0 140.0 Hive Riot Hut 8 Argo Greenidge Core Scientific Cipher Marathon Sources: Company disclosure. Exchange rate as of 2021/06/30 Note: (1) For the 6 months ended July 31, 2021. (2) Adjusted EBITDA= profit(loss) for the periods + depreciation and amortization + income tax expense/(benefit) + interest expense/(income), net + share-based payment expenses under IFRS2 (1) (1) (1)

Strictly Confidential Largest hash rate owner with low power costs 4.4 2.7 2.6 2.6 1.7 1.3 1.2 1.1 NA NA Marathon Core Scientific Riot Hut 8 Hive Greenidge Argo Cipher TeraWulf (1) (2) 280 NA 440 83 109 100 44 45 50 NA Marathon Core Scientific Riot Hut 8 Hive Greenidge Argo Cipher TeraWulf 3.1% 1.9% 1.9% 1.2% 0.9% 0.9% 0.8% NA NA Proprietary Hash Rate 2021 9M (EH/s) Electricity Capacity 2021 9M (MW) Power Cost (5) 2021 9M ($/MWh) 39 45 42 42 40 36 54 48 43 49 Hut 8 Marathon Hive Bitfarms Core Scientific North America Median Asia Pacific Median Europe Median Global Average As % of total network hash rate (2021 9M) Sources: Company disclosure, Frost & Sullivan research Note: (1) Total hash rate, including the hosted figures. (2) As of Nov 11, 2021. (3) As of Sep 30, 2021, 63% of Core Scientific’s hash rate is allocated to hosting business. (4) As of June 30, 2021. (5) Power costs are only available for certain companies due to limited disclosure. (6) As of Dec 31, 2020. (7) As of July 5, 2021 1.9% (1) (2) (1) Mostly hosting (3) (1) (4) (4) 10 (6) (6) (6) (7) (1)

Strictly Confidential Diversified business model to manage Bitcoin volatility and accelerate growth 11 • Mining Bitcoin for our own account • Proceeds are converted to fiat currencies at regular intervals • Hosting 3rd party miners • New Hash Rate Marketplace rolled out in 2021H1 • Minerplus: self-developed intergrated intelligent software platform (currently free of charge) • Equipment sales • Providing cloud hash rate to customers • Upfront proceeds accelerated organic and instant expansion in mining fleet Revenue ($m) Revenue ($m) Revenue ($m) 37.5 88.5 111.3 2019A 2020A 2021H1 43.5 78.3 62.0 2019A 2020A 2021H1 2.4 2.1 41.8 2019A 2020A 2021H1 Increase in equipment sales Proprietary mining Hash rate sharing Other businesses

Strictly Confidential Strong technological strength enhances our leading position Hash rate slicing algorithms allows supply of hash rate in accurate quantum and hash rate scheduling enables cross-mining machines redeployment of hash rate for high reliability. Note: (1) The fluctuation of 98% of hash rate contracts is smaller than 5% Minerplus software platform provides real-time monitoring for operational excellence. Hash Rate Reliability Advantage Mining Efficiency Advantage As low as 1 TH/s minimum hash rate unit Significantly reduces time needed for daily maintenance and upgrading of miners Hash rate contract fluctuation reduced to 5%(1) Save for operation and maintenance headcount substantially 12

Strictly Confidential Bitdeer platform supports both the supply and demand side of the equation Hash rate sharing Hash rate marketplace Mining Site Construction and Mining O&M Years of mining experience Support for alternative crypto protocols High-quality and reliable hash rate drives confidence in mining community and stimulates demand Bitdeer platform uniquely positioned to serve hash rate buyers and suppliers to promote a healthy ecosystem of the mining community 13 Hash rate suppliers Hash rate buyers Other Suppliers Institutional hash rate buyers Individual hash rate buyers Aggregation of hash rate demand drives further deployment of infrastructure Hash rate hosting

Strictly Confidential 4.4 4.3 13.1 2.6 4.3 6.9 7.0 8.6 2021 9M 2021E 2022E Managing hash rate(1) (in EH/s) Proprietary hash rate Hosting hash rate Ability to scale hash rate supply rapidly 14 Note: (1) Theoretical hash rate. Managing hash rate = proprietary hash rate + hosting hash rate. 20.0

Strictly Confidential Power supply secured by globally distributed mining datacenters 15 Tennessee Washington Texas 13MW 170MW 60MW 38MW 572MW 26MW 50MW 400MW Norway Singapore HQ 46MW 280MW currently in use (1) 694MW under construction (1) 762MW in the pipeline (2) (3) 1,736MW in total (2) Note: (1) As of Sep 30, 2021. (2) As of December 2021. (3) In the pipeline refers to power supply contracted but not yet under active construction 362MW Expected capacity by end of 2022 974MW

Strictly Confidential Substantial projected financial performance 16 49 276 337 183 2020A 2021E 2022E 21H1 A 169 380 586 215 2020A 2021E 2022E 21H1 A Note: (1) Forecasted numbers are based on company estimates. (2) Adjusted EBITDA= profit(loss) for the periods + depreciation and amortization + income tax expense/(benefit) + interest expense/(income), net + share-based payment expenses under IFRS2 Revenue (1) ($m) Adjusted EBITDA (1) (2) ($m)

Strictly Confidential Our ESG ambitions Pangborn Rockdale Knoxville Molde Tydal 100% 62% 38% 100% 100% Carbon-free power supply as of Sep 30, 2021 54% Note: (1) According to the latest available statistics regarding mixture of power supply from respective local authority 17 Constantly increase the portion of carbon-free power supply Portion of carbon-free power supply by mining data center (1) (%) Carbon-free power supply by completion of existing pipeline 59%

Strictly Confidential Shareholding structure ~2% ~24% … Note: (1) Expected vested ESOP by closing Founding team ESOP (1) Financial investors 18

Strictly Confidential Transaction summary Sources of Consideration ($ mm) Bitdeer rollover equity $4,000 Cash on trust account $58 Underwriter $1 Total Sources $4,059 Uses of Consideration ($ mm) Bitdeer rollover equity $4,000 Cash to combined company balance sheet $51 Transaction expenses $8 Total Uses $4,059 Value (mm) Shares (mm) % of Total (%) SPAC Sponsor 17.6 1.8 0.0 SPAC Public Shareholders 63.3 6.3 1.5% Target Shareholder Rollover 4,000.0 400.0 98.0% Founding Members 2,942.5 294.2 72.1% Financial Investors 968.2 96.8 23.7% Others 89.3 8.9 2.2% Other Shareholders 0.6 0.1 0.0% Pro Forma Equity Value 4,081.4 408.1 100.0% Pro Forma Ownership Sources & Uses of Consideration Note: (1) Assuming no redemptions. (2) As of 30 June 2021 19 Current Bitdeer holders rolling 100% of their equity Implied Market Cap $4.1B Expected Total Cash(1) ~$230M (including $51M on trust account and $180M from Bitdeer(2))

Strictly Confidential Risk Factors (1/9) 20 Risks Related to Bitdeer The below list of key risks has been prepared solely for the purposes of potential investors evaluating the proposed transaction, and not for any other purpose. Unless the context otherwise requires, all reference in this subsection to the “Company,” “Bitdeer,” “we,” “us” or “our” refer to the business of Bitdeer prior to the consummation of the transaction. The risks presented below are some of the general risks to the business and operations of Bitdeer, the cryptocurrency industry and other transaction related risks. You should carefully consider these risks and uncertainties and should carry out your own diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this Company or Blue Safari before making an investment decision. Risks relating to the business of Bitdeer will be disclosed in future documents filed or furnished with the U.S. Securities and Exchange Commission (the "SEC"), including documents filed or furnished in connection with the proposed transaction between Blue Safari and Bitdeer. The risks presented in such filings will be consistent with those that would be required for a public company in SEC filings and may differ significantly from and be more extensive than those presented below. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Bitdeer following the completion of the transaction. Investors should carefully consider the following risk factors in addition to the information included in the investor presentation. Bitdeer may face additional risks and uncertainties that are not presently known to it, or that it currently deems immaterial, which may also impair Bitdeer's business or financial condition. 1. The cryptocurrency industry in which Bitdeer operates is characterized by constant changes. If Bitdeer fails to continuously innovate and to provide solutions or services that meet the expectations of its customers, Bitdeer may not be able to attract new customers or retain existing customers, and hence its business and results of operations may be adversely affected. 2. Bitdeer’s results of operations have been and are expected to continue to be significantly impacted by Bitcoin price fluctuation. 3. The supply of Bitcoins available for mining is limited and Bitdeer may not be able to quickly adapt to new businesses when all the Bitcoins have been mined. 4. Although Bitdeer has an organic way of growing its mining fleets, its business is nevertheless capital intensive. It may need additional capital but may not be able to obtain it in a timely manner and on favorable terms or at all. 5. Bitdeer may not be able to maintain its competitive position as cryptocurrency networks experience increases in the total network hash rate. 6. Bitdeer has experienced negative cash flows from operating activities and incurred net losses in the past and can provide no assurance of its future operating results. 7. Bitdeer’s limited operating history and rapid revenue growth may make it difficult for Bitdeer to forecast its business and assess the seasonality and volatility in its business. 8. Bitdeer has experienced and may experience in the future hash rate loss during its operations due to factors beyond its control. 9. Bitdeer is subject to risks associated with its need for significant electric power and the limited availability of power resources, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 10. If Bitdeer fails to accurately estimate the factors upon which Bitdeer bases its contract pricing, Bitdeer may generate less profit than expected or incur losses on those contracts, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 11. Bitdeer has broad discretion regarding pricing strategy and resource allocation and may exercise related business judgments in a way that you may notagreewith.Such judgments may not achieve the best possible outcome for its business operations.

Strictly Confidential Risk Factors (2/9) 21 12. Bitdeer faces intense competition and its competitors may employ aggressive pricing strategies, which can lead to a price reduction of Bitdeer’s solutions and services and material adverse effect on Bitdeer’s results of operations. 13. The average selling prices of Bitdeer’s solutions and services may fluctuate from time to time due to technological advancement and Bitdeer may not beabletopassontoits machine suppliers such decreases, which may in turn adversely affect its profitability. 14. There are uncertainties over the outcome of Bitdeer’s mining operations. 15. The development of blockchain technology and cryptocurrency is in its early stage and any adverse development in the cryptocurrency or blockchain market could adversely affect Bitdeer’s business and results of operations. 16. Bitdeer is subject to risks associated with legal, political or other conditions or developments regarding holding, using or mining of cryptocurrencies, in particular Bitcoins, which could negatively affect its business, results of operations and financial position. 17. Substantial increases in the supply of mining machines connected to the Bitcoin network would lead to an increase in network hash rate capacity, whichinturnwouldincrease mining difficulty. This development would negatively affect the economic returns of Bitcoin mining activities, which would decrease the demand for and/or pricing of Bitdeer’s products and services. 18. Bitdeer’s business is highly dependent on acquiring a sufficient number of cryptocurrency mining equipment from its suppliers. Bitdeer may not be able to obtain new mining hardware or purchase such hardware at competitive prices during times of high demand, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 19. Bitdeer relies on supplies from a single or a group of third-party electricity, mining pool services and mining machines providers, and any negative incidents caused by actions taken by them that are outside of Bitdeer’s control may adversely impact Bitdeer’s business and results of operations. 20. Failure to keep Bitdeer’s solutions and services up-to-date in line with the approximate level of market demand could cause Bitdeer to lose sales, whichcouldhaveamaterial adverse effect on Bitdeer’s business, financial condition and results of operations. 21. Bitdeer may be unable to execute its growth strategies or effectively maintain its rapid growth trends. 22. Bitdeer faces risks associated with the expansion of its scale of operations globally, and if Bitdeer is unable to effectively manage these risks, they could impair Bitdeer’s ability to expand its business abroad. 23. Delays in the expansion of existing mining datacenters or the construction of new mining datacenters or significant cost overruns could present significant risks to Bitdeer’s business and could have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 24. Any failure of Bitdeer’s solutions or services to meet the necessary quality standards could adversely affect Bitdeer’s reputation, business and results of operation. 25. Power outage or shortages, labor disputes and other factors may result in constraints on Bitdeer’s business activities. 26. If Bitdeer is unable to maintain or enhance its brand recognition, its business, financial condition and results of operations may be materially and adversely affected. 27. Bitdeer may not be able to adequately protect its intellectual property rights and other proprietary rights, which could have a material adverse effect on business, financial condition and results of operations.

Strictly Confidential Risk Factors (3/9) 22 28. Bitdeer may face intellectual property infringement claims or other related disputes, which could be time- consuming, costly to defend or settle and result in the loss of significant rights and lower sales. 29. The loss of any member of Bitdeer’s senior management team, or Bitdeer’s failure to attract, train and retain qualified personnel, especially its design and technical personnel, could impair Bitdeer’s ability to grow its business and effectively execute its business strategy. 30. Bitdeer may be vulnerable to security breaches, which could disrupt its operations and have a material adverse effect on its business, financial condition and results of operations. 31. Bitdeer may be exposed to cybersecurity threats and hacks, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 32. Bitdeer may engage in acquisitions or strategic alliances in the future that could disrupt Bitdeer’s business, result in increased expenses, reduce Bitdeer’s financial resources and cause dilution to Bitdeer’s shareholders. Bitdeer cannot assure you that such acquisitions or strategic alliances may be successfully implemented. 33. Any global systemic economic and financial crisis could negatively affect Bitdeer’s business, results of operations, and financial condition. 34. Changes in international trade policies and international barriers to trade may have an adverse effect on Bitdeer’s business and expansion plans. 35. Bitdeer’s prepayments to suppliers may subject it to counterparty risk associated with such suppliers and negatively affect Bitdeer’s liquidity and cash position. 36. Concerns about greenhouse gas emissions and global climate change may result in environmental taxes, charges, assessments or penalties and could have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 37. If Bitdeer experiences difficulty in collecting its trade receivables, its liquidity, financial condition and results of operations would be negatively impacted. 38. Bitdeer’s operations and those of its production partners and customers are vulnerable to natural disasters and other events beyond Bitdeer’s control, the occurrence of which may have an adverse effect on the supply chain of Bitdeer’s suppliers and on Bitdeer’s facilities, personnel and results of operations. 39. The COVID-19 pandemic has brought a significantly negative impact on the global economy, industry and market conditions. The ongoing development and the global control on the pandemic are unclear, which may increase the instability of Bitdeer’s development, materially and adversely affecting Bitdeer’s results of operations. 40. Because there has been limited precedent set for financial accounting for Bitcoin and other cryptocurrencies, the determinations that Bitdeer has made for how to account for cryptocurrencies transactions may be subject to change. 41. Any loss or destruction of a private key required to access a cryptocurrency of Bitdeer’s is irreversible. Bitdeer also may temporarily lose access to its cryptocurrencies. 42. Bitcoin exchanges and wallets, and to a lesser extent, the Bitcoin network itself, may suffer from hacking and fraud risks, which may adversely erode user confidence in Bitcoin which would decrease the demand for Bitdeer’s products and services. 43. The “halving” of rewards available on the Bitcoin network, or the reduction of rewards on other networks, has had and in the future could have a negative impact on Bitdeer’s ability to generate revenue as its customers may not have an adequate incentive to continue transaction processing and customers may cease transaction processing operations altogether, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 44. Malicious actors or botnet may obtain control of more than 50% of the processing power on the Bitcoin or other cryptocurrency network. 45. If there are significant changes to the method of validating blockchain transactions, such changes could harm Bitdeer’s proprietary mining business and reduce demand for Bitdeer’s products and services.

Strictly Confidential Risk Factors (4/9) 23 46. Growth in the popularity and use of other blockchain networks other than PoW cryptocurrency networks, may adversely affect Bitdeer’s business. 47. The acceptance of Bitcoin network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin network could result in a “fork” in the blockchain, resulting in the operation of two separate networks that cannot be merged. The existence of forked blockchains could erode user confidence in Bitcoin and could adversely impact Bitdeer’s business, results of operations and financial condition. 48. Cryptocurrency transactions are irrevocable and, if stolen or incorrectly transferred, cryptocurrencies may be irretrievable. As a result, any incorrectly executed cryptocurrency transactions could have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 49. The cryptocurrencies held by Bitdeer may be subject to loss, damage, theft or restriction on access, which could have a material adverse effect on Bitdeer’s business, financial condition or results of operations. 50. The impact of geopolitical, economic or other events on the supply of and demand for cryptocurrencies is uncertain, but could motivate large-scale sales of cryptocurrencies, whichcouldresultinareductioninthepriceofsuchcryptocurrenciesandcould have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 51. Cryptocurrencies, including Bitcoin, face significant scaling obstacles that can lead to high fees or slow transaction settlement times and any mechanisms of increasing the scale of cryptocurrency settlement may significantly alter the competitive dynamics in the market. 52. To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in that cryptocurrency network, which could adversely impact an investment in Bitdeer. 53. Network congestion could result in high fees, delayed transactions, and a loss of confidence in that cryptocurrency network, which could adversely impact an investment in Bitdeer. 54. Bitdeer may diversify its business by mining or investing in additional cryptocurrencies which could require significant investment or expose Bitdeer to trading risks. 55. If the transaction fees for recording cryptocurrencies in a blockchain increase, demand for cryptocurrencies may be reduced and prevent the expansion of the networks to retail merchants and commercial businesses, resulting in a reduction in the acceptance or price of cryptocurrencies. 56. If the award of new cryptocurrencies and/or transaction fees for solving blocks is not sufficiently high to incentivize miners, such processors may reduce or cease expending processing power on a particular network, which could negatively impact the utility of the network, reduce the value of its cryptocurrencies and have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 57. Miners may sell a substantial number of cryptocurrencies into the market, which may exert downward pressure on the price of the applicable cryptocurrency and, in turn, could have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 58. To the extent that the profit margins of cryptocurrency mining operations are not high, mining participants are more likely to sell their earned Bitcoin, which could constrain Bitcoin prices. 59. Cryptocurrencies and transactions may be subject to further taxation in the future. 60. Concerns about greenhouse gas emissions and global climate change may result in environmental taxes, charges, assessments or penalties and could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.

Strictly Confidential Risk Factors (5/9) 24 61. Bitdeer is subject to tax risks related to Bitdeer’s multinational operations. 62. Bitdeer’s interactions with a blockchain may expose it to SDN or blocked persons or cause Bitdeer to violate provisions of law that did not contemplate distribute ledger technology. 63. Bitdeer’s mining datacenters may be located on property whose owner has not obtained the approval of relevant authorities, and it may be ordered to relocate from that property. 64. Bitdeer may be involved in legal and other disputes from time to time arising out of Bitdeer’s operations, including disputes with Bitdeer’s suppliers business partners, customers or employees. 65. Bitdder may increasingly become a target for public scrutiny, including complaints to regulatory agencies, negative media coverage, and malicious allegations, all of which could severely damage Bitdeer’s reputation and materially and adversely affect Bitdeer’s business and prospects. 66. Bitdeer’s insurance coverage is limited and may not be adequate to cover potential losses and liabilities. A significant uninsured loss or a loss in excess of Bitdeer’s insurance coverage could have a material adverse effect on Bitdeer’s results of operations and financial condition. 67. Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of mining machines and have a negative environmental impact. 68. Bitdeer’s business operation and international expansion are subject to geopolitical risks. 69. Bitdeer’s business operation and international expansion may have an intrinsic need for governmental interactions, and are therefore subject to higher corruption risks. 70. Bitdeer requires certain approvals, licenses, permits and certifications to operate. Any failure to obtain or renew any of these approvals, licenses, permits or certifications could materially and adversely affect Bitdeer’s business and results of operations. 71. Bitdeer may be subject to fines and other administrative penalties resulting from the operation of Bitdeer’s business, which could materially and adversely affect Bitdeer’s business, financial condition and results of operation. 72. If counterfeit products and services are provided under Bitdeer’s brand names and trademarks, Bitdeer’s reputation and financial results could be materially and adversely affected. 73. Bitdeer’s hash rate sharing business may be subject to U.S. jurisdiction if Bitdeer is not able to avoid offering or selling its hash rate products to U.S. customers. Additionally, Bitdeer’s hash rate sharing business may be deemed as securities offerings in other jurisdictions where it is offered. 74. If Bitdeer were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), applicable restrictions could make it impractical for Bitdeer to continue its business as contemplated and could have a material adverse effect on Bitdeer’s business. 75. There is no one unifying principle governing the regulatory status of cryptocurrencies nor whether cryptocurrencies are securities in any particular context. Regulatory changes or actions in one or more countries may alter the nature of an investment in Bitdeer or restrict the use of cryptocurrencies, such as cryptocurrencies, in a manner that adversely affects Bitdeer’s business, prospects or operations. 76. Regulatory changes or actions may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require Bitdeer to cease certain or all operations, which could have a material adverse effect on Bitdeer’s business, financial condition and results of operations. 77. Current and future legislation and rulemaking regarding cryptocurrencies may result in extraordinary, non-recurring expenses and could have a material adverse effect on Bitdeer’s business, financial condition and results of operations.

Strictly Confidential Risk Factors (6/9) 25 78. Federal or state agencies may impose additional regulatory burdens on Bitdeer’s business. Changing laws and regulations and changing enforcement policies and priorities have the potential to cause additional expenditures, restrictions, and delays in connection with Bitdeer’s business operations. 79. Increasing scrutiny and changing expectations from investors, lenders, customers, government regulators and other market participants with respect to Bitdeer’s Environmental, Social and Governance (“ESG”) policies may impose additional costs on Bitdeer or expose Bitdeer to additional risks. 80. Bitdeer may be subject to risks associated with misleading and/or fraudulent disclosure or use by the creators of cryptocurrencies. 81. Bitdeer’s management and compliance personnel have limited experience handling a listed cryptocurrency mining- related services company, and Bitdeer’s compliance program has a recent history only. 82. Bitdeer has not yet determined whether its existing internal controls over financial reporting systems are compliant with Section 404 of the Sarbanes-Oxley Act, and Bitdeer cannot provide any assurance that there are no material weaknesses or significant deficiencies in Bitdeer’s existing internal controls. 83. If Bitdeer fails to maintain an effective system of disclosure controls and internal control over financial reporting, Bitdeer’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired. 1. BSGA will be forced to liquidate the Trust Account if it cannot consummate a business combination by the date that is 12 months from the closing of the IPO, or June 14, 2022 (subject to extensions of up to 6 months). In the event of a liquidation, BSGA’s public shareholders will receive $10.00 per share and the BSGA Rights will expire worthless. 2. You must tender your ordinary shares in order to validly seek redemption at the Extraordinary General Meeting. 3. If third parties bring claims against BSGA, the proceeds held in trust could be reduced and the per-share liquidation price received by BSGA’s shareholders may be less than $10.10. 4. Any distributions received by BSGA Shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, BSGA was unable to pay its debts as they fell due in the ordinary course of business. 5. If BSGA’s due diligence investigation of Bitdeer was inadequate, then shareholders of BSGA following the Business Combination could lose some or all of their investment. 6. Shareholder litigation and regulatory inquiries and investigations are expensive and could harm BSGA’s business, financial condition and operating results and could divert management attention. 7. The initial shareholders who own ordinary shares and private placement units will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate. 8. BSGA is requiring shareholders who wish to redeem their public shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights. 9. BSGA will require its public shareholders who wish to redeem their public shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated. Risks Related to BSGA and the Business Combination

Strictly Confidential Risk Factors (7/9) 26 10. If BSGA’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of BSGA’s securities. 11. If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of BSGA’s securities (or BTG’s securities upon Closing) may decline. 12. BSGA’s directors and officers may have certain conflicts in determining to recommend the acquisition of Bitdeer, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder. 13. BSGA and Bitdeer have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by BSGA if the Business Combination is completed or by BSGA if the Business Combination is not completed. 14. BSGA will incur significant transaction costs in connection with transactions contemplated by the Merger Agreement. 15. In the event that a significant number of Public Shares are redeemed, BTG’s securities may become less liquid following the Business Combination. 16. BTG will be required to meet the initial listing requirements to be listed on the Nasdaq Stock Market. However, BTG may be unable to maintain the listing of its securities in the future. 17. BSGA may waive one or more of the conditions to the Business Combination without resoliciting shareholder approval for the Business Combination. 18. BSGA’s shareholders will experience immediate dilution as a consequence of the issuance of ordinary shares as consideration in the Business Combination. Having a minority share position may reduce the influence that BSGA’s current shareholders have on the management of BSGA. 19. The completion of the Business Combination is subject to a number of important conditions, and the Merger Agreement may be terminated before the completion of the Business Combination in accordance with its terms. As a result, there is no assurance that the Business Combination will be completed. 20. The Unaudited Pro Forma Condensed Combined Financial Information included in this proxy statement/ prospectus may not be representative of our results after the Business Combination. 21. You are being offered a fixed number BTG ADSs, which involves the risk of market fluctuations. 22. Your ownership percentage in BTG will be less than the ownership percentage you currently hold in BSGA. 23. The Initial Mergers may be a taxable event for U.S. Holders of BSGA Class A Ordinary Shares or BSGA Rights. Risks Related to BTG 1. A market for BTG ADSs may not develop, which would adversely affect the liquidity and price of BTG ADSs. 2. The market price of BTG ADSs may be volatile, and you may lose some or all of your investment 3. BTG will issue BTG Class A Ordinary Shares (in the form of ADSs), and BTG Class V Ordinary Shares convertible into BTG Class A Ordinary Shares (in the form of ADSs), as consideration for the Business Combination, and BTG may issue additional BTG Class A Ordinary Shares (in the form of ADSs) or other equity or convertible debt securities without approval of the holders of BTG Class A Ordinary Shares (in the form of ADSs), which would dilute existing ownership interests and may depress the market price of BTG Class A Ordinary Shares (in the form of ADSs).

Strictly Confidential Risk Factors (8/9) 27 4. BTG’s dual-class voting structure may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of BTG’s Class A Ordinary Shares may view as beneficial. 5. Volatility in BTG’s ADS price could subject BTG to securities class action litigation. 6. Future sales, or the possibility of future sales of, a substantial number of ADSs representing shares of BTG may depress the price of such securities. 7. The requirements of being a public company may strain BTG’s resources, divert BTG management’s attention and affect BTG’s ability to attract and retain qualified board members. 8. In the event of any failure to maintain an effective system of disclosure controls and internal control over financial reporting, BTG may not be able to accurately report its financial results or prevent fraud. As a result, ADS holders could lose confidence in BTG’s financial and other public reporting, which is likely to negatively affect BTG’s business and the market price of BTG ADSs. 9. Recent market volatility could impact the stock price and trading volume of the BTG ADSs. 10. It is not expected that BTG will pay dividends in the foreseeable future after the Business Combination. 11. If securities and industry analysts do not publish research or publish inaccurate or unfavorable research or cease publishing research about BTG, the price and trading volume of BTG ADSs could decline significantly. 12. BTGisaforeignprivateissuerwithinthemeaningoftherulesundertheExc hange Act, and as such it is exempt from certain provisions applicable to domestic public companies in the United States. 13. As an exempted company incorporated in the Cayman Islands, BTG is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to ADS holders than they would enjoy if BTG complied fully with Nasdaq corporate governance listing standards. 14. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because BTG is incorporated under the law of the Cayman Islands, BTG conducts substantially all of its operations and a majority of its directors and executive officers reside outside of the United States. 15. BTG is an “emerging growth company,” as defined under the federal securities laws, and BTG cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the BTG ADSs less attractive to investors. 16. Holders of ADSs have fewer rights than direct holders of the BTG Ordinary Shares and must act through the Depositary to exercise their rights. The voting rights of holders of ADSs are limited by the terms of the Deposit Agreement, and ADS holders may not be able to exercise their right to vote their BTG Securities directly. 17. The Depositary will give BTG a discretionary proxy to vote the BTG Ordinary Shares underlying the BTG ADSs if the holders of such BTG ADSs do not give timely voting instructions to the Depositary, except in limited circumstances, which could adversely affect the interests of holders of the BTG ADSs. 18. Holders of BTG ADSs and the BTG Ordinary Shares have limited choice of forum, which could limit your ability to obtain a favorable judicial forum for complaints against BTG, the Depositary or the respective directors, officers or employees of the Depositary and BTG. 19. An ADS holder’s right to pursue claims against the Depositary is limited by the terms of the Deposit Agreement.

Strictly Confidential Risk Factors (9/9) 28 20. ADS holders may not be entitled to a jury trial with respect to claims arising under the Deposit Agreement, which could result in less favorable results to the plaintiff(s) in any such action. 21. The Depositary is entitled to charge BTG ADS holders fees for various services, including annual service fees. 22. Holders of BTG ADS may not receive dividends or other distributions from BTG and the holders thereof may not receive any value for those distributions,ifitisillegalor impractical to make them available to them. 23. Holders of BTG ADSs may experience dilution of their holdings due to their inability to participate in rights offerings. 24. Holders of BTG ADSs may be subject to limitations on the transfer of their BTGADSs. 25. BTG may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders of BTG ADSs or BTG Class A Ordinary Shares. 26. Because under certain attribution rules BTG’s non-U.S. subsidiaries may be treated as controlled foreign corporations for U.S. federal income tax purposes, there could be adverse U.S. federal income tax consequences to certain U.S. Holders of BTG ADSs or BTG Class A Ordinary Shares who own, directly or indirectly, ten percent or more of BTS ADSs or BTG Class A Ordinary Shares. 27. Future changes to tax laws could materially and adversely affect BTG and reduce net returns to BTG’s shareholders.

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